UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2016

TELEHEALTHCARE, INC.

 (Exact name of registrant as specified in its charter)

Commission file number: 333-201391

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1031 Calle Recodo Suite B, San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(949) 423-6870

20111 Greeley Rd, Lake Mathews, CA 92570

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements regarding proposed new services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

-	our failure to implement our business plan within the time period we originally planned to accomplish; and

-	other factors discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

CAPITAL RAISE

On February 11, 2016, the Company partially completed a private placement offering to certain institutional and accredited investors (“Investors”) pursuant to which the Company sold an aggregate of 1,000,000 shares of the Company’s common stock resulting in gross proceeds of $100,000 to the Company. The Company intends to use proceeds of the offering for working capital and to develop its telehealth platform. The Company has no material relationship with any of the accredited investors participating in the private placement offering other than in respect of the subscription agreements.

The issuance of the shares of the Company’s common stock to the Investors pursuant to the Subscription Agreements are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (“Commission”) under the Securities Act, as the Shares were sold to accredited investors and were not sold through any general solicitation or advertisement. The shares sold by the Company have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an available exemption from registration.

A copy of the subscription agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

On February 8, 2016, Mr. Karl Hoshor resigned from the Board of Directors and all officer positions to pursue other activities. Mr. Hoshor sold 36,000,000 shares to Mr. Derek Cahill, the incoming Chairman and CEO for $3,600. Additionally, Mr. Hoshor sold an additional 1,500,000 shares to an unaffiliated third party for $150.

SECURITY OWNERSHIP OFCERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO CHANGE IN CONTROL

The following table sets forth certain information regarding our common stock beneficially owned on February 8, 2016, prior to giving effect to the sale, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. At February 8, 2016, immediately prior to the Closing, 50,291,000 shares of our common stock were outstanding. Unless otherwise noted below the address of each person identified is 1031 Calle Recodo, Suite B, San Clemente, CA 92673.

	Amount and Nature Of Beneficial Ownership (1)	Percentage of Common Stock

Karl Hoshor(1)	40,000,000	79.54%
James Donahue(2)	500,000	0.99
Matthew Folsom3)7	200,000	0.40
All officers and directors as a group (three persons)	40,700,000	80.93%

(1)	Officer and director of the Company. Mr. Hoshor received 40,000,000 founder’s shares of the Company in December 2012.
(2)	Officer and director of the Company. Mr. Donahue received 500,000 shares of the Company in September 2014 for services as president.
(3)	Director of the Company. Mr. Folsom received 200,000 founder’s shares of the Company in September 2014 for services as vice president of sales.

The following table sets forth certain information regarding our common stock beneficially owned on February 8, 2016, immediately following the Closing, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group,. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise. The table assumes a total of 50,291,000 shares of our common stock outstanding as of February 8, 2016. Unless otherwise noted below the address of each person identified is 1031 Calle Recodo, Suite B, San Clemente, CA 92673.

	Amount and Nature Of Beneficial Ownership (1)	Percentage of Common Stock

Derek Cahill(1)	38,500,000	76.55%
Karl Hoshor(2)	2,500,000	4.97%
James Donahue(3)	500,000	0.99
Matthew Folsom(4)	200,000	0.40
All officers and directors as a group (three persons)	39,200,000	77.95%

(1)	Officer and director of the Company. MD Capital, which Mr. Cahill controls, received 2,500,000 shares of the Company in June 2014 for platform development. Mr. Cahill purchased 36,000,000 from Mr. Hoshor on February 8, 2016
(2)	Former officer and director of the Company. Mr. Hoshor received 40,000,000 founder’s shares of the Company in December 2012. Mr. Hoshor sold 37,500,000 shares on February 8, 2016
(3)	Officer and director of the Company. Mr. Donahue received 500,000 shares of the Company in September 2014 for services as president.
(4)	Director of the Company. Mr. Folsom received 200,000 founder’s shares of the Company in September 2014 for services as vice president of sales.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

On February 8, 2016, Mr. Karl Hoshor resigned from his positions as Chief Financial Officer, Secretary and Director. Mr. Donahue resigned from his position as President. Mr. Derek Cahill was appointed to the Board of Directors and appointed Chairman. We appointed the following persons as our executive officers and directors.  All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers are appointed by the board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the board of directors.

Name	Age	Position
Derek Cahill	44	Chief Executive Officer, President, Director and Chairman
James Donahue	71	Chief Financial Officer, Secretary and Director
Matt Folsom	43	Director

(1)	There are no family relationships among our executive officers and directors.

Derek Cahill

Mr. Cahill has over 15 years of operations, marketing and product development experience working for both Fortune 200 and high-growth/start-up healthcare and technology companies. Mr. Cahill previously worked for PacifiCare Health Systems, HealthDemographics and Medibuy.com.

Working for PacifiCare Health Systems, Mr. Cahill implemented the first electronic regulatory filings for PacifiCare’s & Secure Horizon’s commercial and senior product lines using a customized geographic information system (GIS) to pinpoint patient access for hospitals and medical groups.

As VP of Product Development for HealthDemographics, Mr. Cahill was responsible for all product development, product delivery and IT operations overseeing marketing, business development, customer service and quality assurance teams. Mr. Cahill successfully launched three versions of HealthDemographic’s Avenir product line, a customized GIS system for hospitals and medical device manufacturers. Notable clients included Columbia HCA, Kaiser, Blue Cross/Blue Shield, LensCrafters, and many others. HealthDemographics was purchased by Medirisk (Nasdaq: MDMD). As CTO/CIO of Medibuy, Mr. Cahill developed the first online B2B healthcare supply chain product for Fortune 1000 healthcare clients. Medibuy received over $100 million in venture funding from Kleiner-Perkins, Sequoia, Oak Investments and others. Mr. Cahill was integral in Medibuy’s early development, growing the company from 5 to over 400+ employees, growing the initial customer base and developing the design and architecture for the first three versions of the online product.

James Donahue

Mr. Donahue has been our director and president since September 2014. Prior to joining our company Mr. Donahue was president of MS2 Group West from 2008 to 2009 where he establish medical strategies and systems to expand hospital emergency room operations with improved revenues and profits through enhanced process and procedures. He served as president of ATC Healthcare from 2007 to 2008 where he was responsible for grow and expand existing healthcare lines in travel and per diem. He served as president of TeamStaffRx from 2006 to 2007 were he was responsible for growth, development and profitability to its parent Allied Healthcare. He served as COO for Telecom Relocation Services, Inc. from 2004 to 2006 where he created new infrastructure for private Voice, Data and Fiber Optics. Since 2009, Mr. Donahue currently owns and operates his own coffee cafe. Mr. Donahue obtained his BBA in Marketing and Management from Washburn University. and a Graduate Studies in Law from Washburn University.

Matthew Folsom

Mr. Folsom has been in sales and service for Audiometrics since 2004 covering all of Southern California and Nevada. Specializing in the hearing and balance industry, he distributes instrumentation from multiple manufacturers and provides service to hospitals, schools, ears, nose and throat, and audiologists. He also serves on the board for National Association of Special Equipment Distributors. He is responsible for continuing education for service technicians around the nation who service the hearing and balance equipment sold. Mr. Folsom earned a Bachelor’s of Arts degree at the California State University, Chico in 1995.

Involvement in Certain Legal Proceedings

No executive officer or director has been involved in the last ten years in any of the following:

·	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

·	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

·	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

·	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive compensation

The following table and related footnotes show the compensation paid to our Chief Executive Officer and to each of the other two most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, and information concerning all compensation paid for services to us in all officer capacities for our last two fiscal years.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Karl Hoshor (1) Director and CFO	2015	$5,000	-	-	-	-	-	-	$5,000
	2014	-	-	-	-	-	-	-	-
James Donahue (2) Director and President	2015 2014	- -	- -	- $12,500	- -	- -	- -	- -	- $12,500
Matthew Folsom (3) Director	2015 2014	-	-	$5,000	- -	- -	- -	- -	- $5,000

There is no formal employment arrangement with Messrs. Cahill, Donahue, and Folsom at this time. Their compensation has not been fixed or based on any percentage calculations. They will make all decisions determining the amount and timing of his compensation and, for the immediate future, has elected not to receive any compensation which permits us to meet our financial obligations. Their compensation amount may be formalized if and when the Company completes this offering and obtains any future financing beyond the offering.

(1)	Mr. Hoshor received 40,000,000 shares of common stock of the Company as founder shares. The Company does not intend on issuing any additional shares to Mr. Hoshor for organizational services or for his activities as an officer or director for the foreseeable future. The Company has valued these shares at $40,000.

(2)	Mr. Donahue received 500,000 shares of common stock of the Company for services as president. The Company does not intend on issuing any additional shares to Mr. Donahue for his activities as an officer or director for the foreseeable future. The Company has valued these shares at $12,500.

(3)	Mr. Folsom received 200,000 shares of common stock of the Company for services as vice president of sales. The Company does not intend on issuing any additional shares to Mr. Folsom for his activities as an officer or director for the foreseeable future. The Company has valued these shares at $5,000.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards during the period ended September 30, 2015 except as stated above. The Company has no activity with respect to these awards.

Options Exercised and Stock Vested Table

None of our named executive officers exercised any stock options, and no restricted stock units, if any, held by our named executive officers vested during the period ended September 30, 2015. The Company has no activity with respect to these awards.

Outstanding Equity Awards at Fiscal Year-End Table

None of our named executive officers had any outstanding stock or option awards as of September 30, 2015 that would be compensatory to the officer. The Company has not issued any awards to its named executive officers. The Company and its Board of Directors may grant awards as it sees fit to its employees as well as key consultants.

Compensation of Directors

During our fiscal year ended September 30, 2015, we did not provide compensation to any of our directors for serving as our director. We currently have no formal plan for compensating our directors for their services in their capacity as directors, although we may elect to issue stock options to such persons from time to time. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Compensation Committee Interlocks and Insider Participation

Our board of directors is comprised of Messrs. Cahill, Donahue, and Folsom. The entire board of directors performs the functions that would be performed by a compensation committee. All of the directors participate in deliberations concerning the compensation paid to executive officers.

Item 5.06 Change in Shell Company Status.

DESCRIPTION OF THE BUSINESS

We have spent the last nine months customizing our CarePanda mobile app for Apple and Android platforms. CarePanda system will launch second quarter 2016 and will include secure text and chat communication between medical professionals, nurses, staff, vendors, pharmacists, lab contacts and many others.

Based on initial pilot programs with CarePanda and customer feedback, we are evolving our business model based. Telehealth will be launching a new telehealth service, branded On.CareTM to target emerging opportunities in the telehealth market for specialty and private label telehealth services. While CarePanda connects medical clinics and specialists together, On.CareTM connects physicians, patients and insurers (billing) together. By launching both systems, TeleHealthCare will have a full service solution that customers have been asking for.

We see five key areas driving demand for telehealth services:

•

Escalating Healthcare Costs – Healthcare represents $3 trillion USD in costs per year (CMS.gov) in the U.S. There is an urgent and growing need to control and lower the cost of providing healthcare. (https://www.cms.gov/research-statistics-data-and-systems/statis

tics-trends-and-reports/nationalhealthexpenddata/downloads/highlights.pdf)

•	Expanded Insured Patient Base – There has been a rapid rise in patient volumes as more people are insured with passage and implementation of the Affordable Care Act.
•	Aging Population – As we age we have a higher incidence of chronic diseases. The average age of the population in the U.S. is growing resulting in an increase demand for services. It’s estimated that 65 million baby boomers will become Medicare enrollees over the next decade (http://www.handsontelehealth.com/past-issues/74-why-is-telehealth-a-driving-force-in-healthcare)

•	Shortage of Medical Professionals – In many cities and towns throughout the U.S. there is a shortage of medical professionals, especially medical specialists. This is especially true for rural populations. This has created an imbalance of the available supply of practitioners to many areas’ demand.

•	Regulations – Although only a few regulations have passed that allow billing and adoption of telehealth services in Medicare, Medicaid or Commercial health insurance services, new regulations look to greatly expand telehealth adoption.

A bipartisan group of US Senators led by Brian Schatz (D-HI) has introduced new telemedicine legislation that would move to waive restrictions on Medicare telehealth coverage that many consider antiquated or arbitrary. In addition to a coalition of six senators and three representatives, the bill has the support of the American Medical Association, the American Telemedicine Association, and a number of other industry groups, health systems, and tech vendors.

http://mobihealthnews.com/content/latest-telemedicine-bill-could-save-18b-waiving-

medicare-restrictions

“Telehealth is the future of health care,” Schatz said in a statement. “It saves money and improves health outcomes. Our bipartisan bill puts us on a path to transform health care delivery, making it less costly and more convenient for patients and providers.”

http://www.schatz.senate.gov/imo/media/doc/CONNECT%20for%20Health%20Act.pdf

The bill, called the Creating Opportunities Now for Necessary and Effective Care Technologies (CONNECT) for Health Act, would improve access to telehealth in three major ways. It would establish a “bridge program” that allows doctors participating in the Merit-based Incentive Payment System (MIPS) to apply for demonstration waivers that would exempt them from restrictions Medicare imposes on the coverage of telehealth. It would automatically exempt participants in alternative payment models (such as ACOs) from those restrictions. Finally, it would expand the coverage of remote patient monitoring technologies for patients with chronic conditions.

Additionally, telemedicine reimbursement options would be expanded for non-hospital sites including telestroke evaluation and management sites, Native American health service facilities, dialysis facilities, community health centers, and rural health clinics.

Third Way, a centrist Washington think tank, crunched the numbers on the first three provisions and predicts that they would save the government $1.8 billion. Although the waiver program would increase federal spending by $1.1 billion, the other two would offset those costs.

http://go.avalere.com/acton/attachment/12909/f-0292/1/-/-/-/-/20160129_Telehealth%

20and%20RPM%20Scoring%20Memo.pdf

PRODUCTS & SERVICES:

Based on the growing market for telehealth services, TeleHealthCare will focus its energies on building an “end to end” telehealth solution company that incorporates the following services, software and devices. Many companies, including medical groups, disease management firms, mental health providers, and others find it difficult to get all these services within one solution.

•	Information Technology (IT) Services

•	Secure Video and Chat

•	Platform for Electronic Medical Records (EMR), Scheduling and Billing

•	Monitoring Devices

•	Telehealth Programs

•	Marketing Services

IT Services:

These services offered on a ‘menu’ basis would include everything from setting up and managing a customer’s IT network for telehealthcare; to providing training, support, setup and configuration of the telehealth services, monitoring devices, mobile apps, an EMR platform and a billing system.

Secure Video and Chat:

TeleHealthCare will be offering secure, HIPAA compliant video and chat capabilities. Some customers may only want chat, others video and some both services. TeleHealthCare can integrate video and chat into a customer’s existing systems.

Platform for EMR, Scheduling and Billing

While the majority of hospitals have adopted EMR systems, most disease management firms, specialty medical clinics, long term care centers, skilled nursing facilities, rehab centers and others have not yet adopted these systems. An EMR is necessary to document patient visits, manage online scheduling of telehealth services and track billing of telehealth services.

http://dashboard.healthit.gov/index.php

Monitoring Devices

To effectively monitor and manage patients in telehealth programs, especially patients with chronic care conditions, medical providers will need access to patient information gathered from remote monitoring devices that can track vital signs such as ECG, heart rate, pulse oximetry, blood pressure, temperature, weight, glucose levels, activity levels, etc. TeleHealthCare, Inc. will incorporate monitoring device management directly into their platform to provide vital sign history and alerts on the patient’s condition. The Company will also sell certain devices to its customers.

Telehealth Programs

TeleHealthCare will develop “packaged” telehealth programs that include turn-key business plans for customers to launch a telehealth program. This includes all the organization, billing and marketing of their telehealth solution.

Telehealth Platform

Our telehealth platform will be branded as On.CareTM. The certified platform is built upon Microsoft .NET technology and is 100% SaaS based product and hosted with a secure HIPAA compliant hosting company. On.CareTM will be a web-based platform that provides very low initial investment from customers and no major upgrade charges or expensive licensing fees. On.CareTM provides flexibility to access telehealth information from anywhere and on most devices – desktops, tablets and mobile devices.

On.CareTM is designed and developed from physician input and is developed to reduce data entry and maximize physician time.

Features:

•	Electronic Health Record
•	Patient Chart
•	Scheduling for in-office and online visits
•	Billing for in-office and online visits
•	ICD-10 support
•	Secure video and chat for online visits
•	Secure text and chat for in office communication and vendor communication
•	E-prescriptions
•	Lab integration
•	Patient device integration (vital sign measurements, activity monitors, etc.)
•	Patient portal for patients to view physician notes, connect to online visits, manage devices and health information
•	Practice management
•	Organizing patient information
•	Monitoring medical billing & reduce billing errors
•	Improved claim accuracy
•	Reporting
•	Customizable Online Forms for any medical specialty
•	Transcription interface to easily capture notes and update charts
•	Meaningful use dashboard
•	HI Exchange for patient data interopability

On.CareTM also supports the latest billing codes for ICD-10.

Compliance:

On.CareTM is an ONC-ATCB 2011/2012 compliant and is certified as a complete Ambulatory EHR in accordance with the applicable certification criteria adopted by the Secretary of Health and Human Services (HHS). The 2011/2012 criteria support the Stage 1 meaningful use measures required to qualify eligible providers for funding under the American Recovery and Reinvestment Act (ARRA).

On.CareTM is certified with Drummond Group Inc., an Office of the National Coordinator (ONC) Authorized Testing and Certification Body (ATCB) and is available to all physicians who want to quality for 2011 HITECH EHR Incentive payments.

The American Recovery and Reinvestment Act (ARRA) has allocated approximately $30 billion towards the improvement of healthcare via health information technology, chronic disease research, community health centers, and comparative effectiveness research.

Meaningful Use Guidelines:

Physicians' offices, hospitals, and other healthcare facilities show a strong commitment to improving the quality of their services by implementing certified EHR software. The federal government rewards many institutions that implement these solutions through EHR Incentive programs.

Simply adding electronic medical records solutions to your practice is not enough to guarantee that you will receive payments through the Centers for Medicare & Medicaid Services Incentive Programs. You must demonstrate that you are using the software and resources meaningfully, per the program’s requirements.

To attain meaningful use, your organization must demonstrate that it is using the EHR software to meet various objectives, including:

•	Collect and share information securely
•	Engage with patients
•	Improve efficiency while reducing miscommunications
•	Provide better patient outcomes while empowering individuals

The incentive program requires that providers demonstrate that these objectives are being met over a period of stages. These stages start with showing that the EMR software is being used to collect data, then to boost the function of the organization, and finally to improve patient outcomes.

On.CareTM Product Advantages:

•	Accessible anytime, anywhere
•	Easy to navigate user interface
•	Multi-platform compatible on desktop, tablet or mobile
•	Template driven chart notes to support any medical specialty
•	Customizable dashboard
•	Fully integrated patient reminders
•	ePrescriptions
•	Automatic transfer of Lab results
•	Dictation and transcription interface
•	Built-in Patient Portal
•	Referral Portal
•	Patient Education Materials on Patient Portal
•	Customized Reports
•	Phone and Email Customer Support

Internal Security and HIPAA

TeleHealthCare will follows best practices on HIPAA security and protection for maintaining and managing healthcare information.

Marketing Services

To be successful in launching a telehealth program, medical groups, clinics, long term care centers and others, will need to market their telehealth services in their market. This may include online marketing, pay per click (PPC), search engine optimization (SEO), direct mail, billboards, radio ads, or other media services to promote their telehealth program. The Company will offer these marketing services to its customers to help them promote their telehealth services.

Target Market

TeleHealthCare is targeting medical groups, clinics, long term care centers, skilled nursing facilities, disease management firms, rehab centers and others who will benefit from a telehealth program. In most cases, TeleHealthCare, Inc. anticipates it will develop a private label, branded solution for each customer that will be “powered by TeleHealthCare”

Out of 230,000 physician practices, 47% of physicians are in a group practices. On the patient side, 140 million Americans and 860 million people globally have at least one chronic disease.

It’s estimated the Telehealth market will be a $10 billion USD industry by the end of 2019; and also the vital sign market and wearables market will reach $10 billion USD by 2019.

Initially the Company will target:

•	Internal Medicine
•	Dermatology
•	ENTs
•	Orthopaedics
•	Podiatry
•	Pediatric
•	Psychiatry
•	Social Workers
•	Drug & Rehab Centers

The Company will also work with disease management firms, insurance companies and even other telehealth providers. Telehealthcare.com products can be customized and private labeled for any customer.

Target Market Demand Drivers:

There are two key factors driving demand for telehealth services in our target market:

First, reimbursement of telehealth codes will continue to encourage physician adoption. Currently, physicians can bill up to $100 per Medicare patient per month to monitor Medicare patients with chronic conditions using telehealth. There have also been a number of employers either through self-insurance or working with their health insurance provider who have created carve out telehealth programs to save time and costs for their employees / payees.

Second, consumers are driving demand. A 2012 patient survey by Ruder Finn noted 33% of patients want their physicians to have access to remote monitoring technologies and 40% of older patients want these technologies. It’s also expected that home medical monitoring devices will grow from three million patients (2013) to nineteen million patients in 2018 (Berg Insight).

Target Market:

Telemedicine is one of the fastest growing segments in healthcare. According to the American Telemedicine Association, there are currently about 200 telemedicine networks with 3,500 service sites in the U.S., and nearly 1 million Americans are currently using remote cardiac heart monitors. Half of all U.S. hospitals now use some form of telemedicine.

A study by GlobalData indicates that the worldwide telehealth and telemedicine market was set to grow 14% between 2011 and 2018, while the 2014 World Market for Telehealth report from HIS Technology estimates the number of patients using such services will increase to 7 million in 2018.

BCC Research, meanwhile, put the global telehospital/clinic and telehome market at $19.2 billion in 2014, and it could reach $43.4 billion by 2019. Here in the U.S., Health Affairs reports that the domestic telehealth market reached $240 million in revenue in 2013, and will grow to $1.9 billion by 2018 (an annual growth rate of 50%).

Revenue Model:

It is anticipated that TeleHealthCare will have at least three sources of revenue:

Services: The Company will earn revenue through services described above including service fees for IT services, security services (HIPAA), training, support and the setup and configuration of private label telehealth services

Licensing Fees: The Company will earn licensing fees through the sale of their mobile apps including EMR system, billing system, scheduling system, online storage, patient alerts and related software technologies.

Devices: The Company will resell monitoring devices for vital signs and activity tracking including ECG, heart rate, respiration rate, pulse oximetry, blood pressure, temperature, weight, glucose and other devices. Devices will connect to mobile apps and TeleHealthCare’s software platform.

COMPETITORS:

Teladoc (TDOC) As of January 2016, Teladoc , “Announced Record Annual Revenue & Visits and Preliminary 2016 Outlook”. The 2015 Preliminary Unaudited Results shows total revenues of approximately $77 million, a 77% increase over 2014 and visits exceeding 575,000 a 92% increase over 2014. The estimate the 2016 Outlook of total revenues of $116 to $122 million, a 55% increase over 2015 (at the midpoint) and visits of 860,000 to 900,000, a 53% increase over 2015 (at the midpoint

AthenaHealth (ATHN). athenahealth, Inc., together with its subsidiaries, provides cloud-based services and mobile applications for medical groups and health systems. The company provides services through athenaNet, a cloud-based platform. Its services include athenaCollector, a cloud-based revenue cycle management and practice management service; athenaClinicals for electronic health record management; athenaCommunicator, a cloud-based patient engagement and communication service; athenaCoordinator for order transmission; and athenaCoordinator Enterprise for care coordination, patient access, and order transmission service. The company also provides athenaCommunicator Enterprise, a cloud-based population health management service to execute, track, and coordinate care across a provider’s network; and Epocrates service that include clinical information and decision support services in the areas of drug and disease information, medical calculator and tools, clinical guidelines, clinical messaging, market research, and formulary hosting. In addition, it offers client support, account performance monitoring, relationship management, and real-time performance monitoring services. The company serves clients in the health care industry that include pharmaceutical companies, managed care companies, market research firms, and others through its direct sales force and channel partners in the United States and internationally. The company was formerly known as athenahealth.com, Inc. and changed its name to athenahealth, Inc. in November 2000. athenahealth, Inc. was founded in 1997 and is headquartered in Watertown, Massachusetts.

AllScripts Healthcare Solution (MDRX). Allscripts Healthcare Solutions, Inc. provides clinical, financial, electronic health records (EHR), connectivity, hosting, outsourcing, analytics, patient engagement, and population health products and services in the United States and Canada. It operates in three segments: Clinical and Financial Solutions, Population Health, and Managed Services. The Clinical and Financial Solutions segment provides integrated clinical software applications, financial and information solutions, and related installation and maintenance services, including EHR related software, financial and practice management software, related installation and training services, and electronic claims administration services. The Population Health segment engages in performance and care logistics, and population health strategic businesses that offer health management solutions, which enable hospitals, health systems, and accountable care organizations to connect, transition, analyze, and coordinate care across the care community. The Managed Services segment provides healthcare IT outsourcing solutions and remote hosting solutions, as well as professional services, such as implementation, consulting, education, and technical support. The company serves consumers, physicians, hospitals, governments, health systems, health plans, retail clinics, retail pharmacies, pharmacy benefit managers, and post-acute organizations. The company has a strategic partnership with Center for Digital Innovation. Allscripts Healthcare Solutions, Inc. was founded in 1986 and is headquartered in Chicago, Illinois.

BiomTelemetry - Medical device manufacturer of cardio telemetry products. Public Company (BEAT).

Cardiac Insight - Developing advanced body worn sensing and computing technologies for diagnostic testing in cardiology, respiratory and other complex disease states. Private Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

None

(b) Pro forma financial information.

None

(c) Shell company transactions.

None

(d) Exhibits.

99.1 Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 11, 2016

TeleHealthCare, Inc.

By:_/s/ Derek Cahill________________

Derek Cahill

Chief Executive Officer

Exhibit Index

Exhibit Number Description

99.1 Form Subscription Agreement